Exhibit 21.1

SOLECTRON CORPORATION SUBSIDIARIES

                                          State or Other Jurisdiction of
Subsidiary                                Incorporation or Organization
------------                              ------------------------------

The Americas
------------
Solectron California Corporation          California
Solectron Technology, Inc.                California
Solectron Washington, Inc.                California
Solectron Massachusetts Corporation       California
Solectron Texas, Inc.                     Delaware
Solectron Holdings, Ltd.                  Delaware
Solectron Georgia Corporation             Georgia
Solectron South Carolina Corporation      South Carolina
Fine Pitch Technology, Inc.               California
Force Computers, Inc.                     Delaware
Solectron Funding Corporation             Delaware
Solectron Federal Systems, Inc.           Delaware
Solectron Global Services, Inc.           California
Solectron Canada Corporation              Canada
Solectron de Mexico, S.A. de C.V.         Mexico
Solectron Cayman Ltd.                     Cayman Islands
Solectron Brasil, Ltda.                   Brazil

Europe
------------
Solectron Sweden AB                       Sweden
Solectron Romania Srl                     Romania
Solectron Ireland Holdings, Ltd.          Cayman Islands
Solectron Ireland                         Cayman Islands
Solectron Netherlands Holding B.V.        Netherlands
Solectron GmbH                            Germany
Solectron Grundbesitz GmbH                Germany
Solectron France, S.A.                    France
Solectron Scotland, Limited               Scotland
Solectron Israel Ltd.                     Israel
Force Computers GmbH                      Germany
Force Computers, SARL                     France
Force Computers U.K. Limited              England
Force Computers Sweden AB                 Sweden

Asia
------------
Solectron Technology Japan, Co. Ltd.      Japan
Solectron Cayman (Asia) Ltd.              Cayman Islands
Solectron Technology SDN. BHD.            Malaysia
Solectron Mauritius Ltd.                  Mauritius
Solectron Technology (Suzhou) Co., Ltd.   Suzhou, Peoples Republic
  of China
Solectron Japan, Inc.                     Japan
Force Computers Japan K.K.                Japan